Exhibit 1.01

THOR INDUSTRIES, INC.

Conflict Minerals Report

For the Year Ended December 31, 2024

This is the Conflict Minerals1 Report (the “Report”) of THOR Industries, Inc. (“THOR”, the “Company”, “we”, “us”, or “our”) for the reporting period January 1, 2024 to December 31, 2024 pursuant to Rule 13p-1 (the “Rule”) under the Securities Exchange Act of 1934, as amended, (the “Act”).

COMPANY AND PRODUCT OVERVIEW

THOR, through its operating subsidiaries, manufactures a wide variety of recreational vehicles and component parts in the United States and Europe and sells those vehicles and components, as well as related parts and accessories, primarily to independent, non-franchise dealers throughout the United States, Canada, and Europe.

For calendar year 2024, our recreational vehicle operating subsidiaries included:

Airstream, Inc.	Heartland Recreational Vehicles, LLC
Jayco, Inc.	K. Z., Inc.
Keystone RV Company	Thor Motor Coach, Inc.
Tiffin Motor Homes, Inc.	Erwin Hymer Group SE

THOR is also the sole member of Postle Operating, LLC, a producer of extruded aluminum and specialized components for the recreational vehicle and other industries. THOR is also the sole shareholder of Airxcel, Inc. Airxcel manufactures a comprehensive line of high-quality RV products which are sold directly to original equipment manufacturers as well as to consumers via aftermarket sales through dealers and retailers. Airxcel’s brands include Aqua-Hot, CAN, Coleman-Mach, DICOR Products, United Shade, Velarium, InVision, Vixen Composites, Maxxair, MCD, Cleer Vision Windows, and Elkhart Composites. For purposes of this Report, any reference to products manufactured by or supplied to THOR include those products manufactured by and supplied to THOR’s operating subsidiaries.

The majority of THOR’s operating subsidiaries manufacture towable and motorized recreational vehicles. Our subsidiaries’ manufacturing processes mainly consist of the assembly of units and utilize products that may include, but are not limited to, electronics, electronic components, chassis, upholstery, flooring products, wood and wood-based products, adhesives, paint, mirrors, glass, plastic, fiberglass, plumbing components, heating and cooling components, furniture, aluminum, steel, extruded polystyrene, appliances, and other similar products. Postle Operating, LLC’s offerings include aluminum extrusions, powder coating and painting services, and specialized component fabrication and utilize products that may include, but are not limited to, aluminum, paint, steel, and other similar products. Airxcel provides industry-leading products in recreational vehicle heating, cooling, ventilation, cooking, window covering, side wall, window, awning, appliances, and roofing materials.

In accordance with the Rule, THOR undertook efforts to determine whether the necessary Conflict Minerals in our products were sourced from the Democratic Republic of the Congo (the “DRC”) or an adjoining country. We designed our efforts in conformity with the internationally recognized due diligence framework in the OECD Due Diligence Guidance for Responsible Supply Chains of Minerals from Conflict-Affected and High-Risk Areas2 (“OECD Due Diligence Guidance”) and related supplements.

[1]

The term “conflict mineral” is defined in Section 1502(e)(4) of the Act as (A) columbite-tantalite, also known as coltan (the metal ore from which tantalum is extracted); cassiterite (the metal ore from which tin is extracted); gold; wolframite (the metal ore from which tungsten is extracted); or their derivatives; or (B) any other mineral or its derivatives determined by the Secretary of State to be financing conflict in the Democratic Republic of the Congo or an adjoining country (collectively, the “Conflict Minerals”).

[2]

OECD (2013), OECD Due Diligence Guidance for Responsible Supply Chains of Minerals from Conflict-Affected and High-Risk Areas: Third Edition, OECD Publishing. https://www.oecd-ilibrary.org/governance/oecd-due-diligence
-guidance-for-responsible-supply-chains-of-minerals-from-conflict-affected-and-high-risk-areas_9789264252479-en.

We also utilized multi-industry initiatives with the smelters and refiners of minerals who may provide those minerals to companies in THOR’s supply chain. THOR, as a purchaser of component parts, is many steps removed from the smelters and refiners that process minerals and ore. THOR does not purchase raw ore or unrefined Conflict Minerals and does not engage in business in the DRC or adjoining countries or purchase Conflict Minerals directly in those countries. As a result, THOR relies on its suppliers to provide origin information on Conflict Minerals contained in components or materials supplied to the Company. Similarly, our direct suppliers may be downstream purchasers and rely on their suppliers for such information.

The statements below are based on the due diligence activities performed to date and in good faith by THOR and are based on the infrastructure and information available at the time of this filing. There are factors that could affect the accuracy of these statements, which factors include, but are not limited to, incomplete supplier data or available smelter and refiner data, errors or omissions by suppliers or smelters and refiners, evolving definition and confirmation of smelters and refiners, incomplete information from industry or other third-party sources, continuing guidance regarding the Rule and Form SD, and other issues.

REASONABLE COUNTRY OF ORIGIN INQUIRY

THOR conducted a good faith reasonable country of origin inquiry (“RCOI”) to determine whether Conflict Minerals supplied to our Company originated in the DRC or an adjoining country or were from recycled or scrap sources, in accordance with Form SD and related guidance provided by the Securities and Exchange Commission (“SEC”). However, our ability to determine the origin and chain of custody of Conflict Minerals is limited. While certain of our suppliers were able to identify the countries of origin of the tin, tantalum, tungsten, and/or gold (“3TG”) included in the products that they sell to our subsidiaries, our due diligence efforts did not result in sufficient information to conclusively determine all of the countries of origin of the minerals in our products or to conclusively list relevant countries of origin. Based on our due diligence process and the information received, Annex I contains the list of the smelters and refiners of 3TG present in and necessary to the functionality of products (or components thereof) manufactured by THOR’s relevant subsidiaries in the year ended December 31, 2024 who were identified in the reports submitted by our suppliers.

THOR’s efforts include:

•

Collecting supplier contact information and products lists from each of its subsidiaries and inputting such information into a third-party service provider’s platform (“Platform”) once contact information was obtained from relevant suppliers.

•

Sending requests for information to suppliers, who were asked to register with the service provider, or in the alternative, provide a current Conflict Minerals Reporting Template (“CMRT”) available from the Responsible Minerals Initiative website.

•	Sending follow up requests to suppliers, that did not respond by the specified due date, to register with the service provider or to provide a CMRT.

•	Uploading all CMRTs received outside of the Platform to keep all data in the Platform.

DUE DILIGENCE MEASURES PERFORMED BY THOR

THOR designed its overall Conflict Minerals program based on the five-step framework of the OECD Due Diligence Guidance, the Supplement on Tin, Tantalum, and Tungsten, and the Supplement on Gold.

Step 1: Establish Strong Company Management Systems

•

THOR established a Conflict Minerals Team in 2013 to support its Conflict Minerals compliance and Conflict Minerals Policy and educated internal team members about Conflict Minerals disclosure requirements. The Conflict Minerals Team consists of personnel from legal, finance (including purchasing), and information technology with the decision-making authority to manage the data collection, review, and reporting processes. The Conflict Minerals Team meets at least annually to review compliance status, strategy, performance metrics and other matters related to our Conflict Minerals program and reports to senior management annually. THOR has posted its Corporate Conflict Minerals Policy on our website at www.thorindustries.com.

•

THOR provided its Conflict Minerals Policy, educational materials and the disclosure requirements to our suppliers, as well as recommendations for developing, implementing, and documenting a Conflict Minerals compliance program.

•	THOR requires our suppliers to comply with our various policies and ethical matters including our Conflict Minerals Policy.

•	THOR engaged Conflict Minerals subject matter experts to assist with the due diligence and reporting process.

•	THOR maintains records relating to its Conflict Minerals program in accordance with the recommended record retention guidelines of five (5) years.

Step 2: Identify and Assess Risks in the Supply Chain

THOR engaged in a good-faith RCOI as described above to determine whether the necessary Conflict Minerals originated in the DRC or an adjoining country or were from recycled or scrap sources. With respect to the suppliers that indicated that their products contained Conflict Minerals that originated in the DRC or an adjoining country, THOR verified that the smelters and refiners identified by those suppliers are certified as conflict-free by the Conflict Free Smelter Program established by the EICC/GeSI. With respect to other suppliers, the Company is continuing the process of comparing the identified smelters and refiners with the EICC/GeSI’s list of conflict-free smelters and refiners, beginning with the suppliers whose products the Company determined are most likely to contain Conflict Minerals.

Step 3: Design and Implement a Strategy to Respond to Identified Risks

As part of the risk mitigation process, the Platform compares the smelters/processors collected from vendors to the conflict-free smelter lists published by the EICC/GeSI.

Step 4: Carry Out Independent Third-Party Audit of Supply Chain Due Diligence at Identified Points in the Supply Chain

THOR is a downstream manufacturer and is many steps removed from smelters and refiners who process minerals and ore. THOR does not purchase raw ore or unrefined Conflict Minerals. THOR supports the audits of smelters and refiners, but does not perform or direct audits of smelters and refiners within its supply chain and relies on its third-party service provider to verify the conflict-free status of smelters and refiners that source from the DRC or adjoining countries.

Step 5: Report on Supply Chain Due Diligence

This Conflict Minerals Report has been filed with the SEC and is publicly available on our website, http://ir.thorindustries.com. THOR’s Conflict Minerals Policy is also available to the public on our website, http://ir.thorindustries.com (in the “Governance Documents” section).

DUE DILIGENCE RESULTS

Through requesting our suppliers to complete the Conflict Minerals Reporting Template, we determined that seeking information about Conflict Minerals used by smelters and refiners in our supply chain represents the most reasonable effort we can make to determine the mines or locations of origin of the Conflict Minerals in our supply chain. Most of our supplier responses were provided at a company level. Many suppliers did not provide verifiable smelter or processing information or responded at a company-wide level which did not allow us to conclude that the Conflict Minerals were processed by any one particular facility. Based on the information provided by our suppliers, we could not identify how many of these smelters produced materials specifically used in our products. Therefore, it is possible that none of the materials from these smelters actually entered our supply chain.

STEPS TO IMPROVE DUE DILIGENCE

We continue to communicate our expectations and information requirements to our vendors. We also continue to monitor changes in circumstances that may impact relevant facts or our determinations. Over time, the amount of information available globally on the traceability and sourcing of covered ores has increased and improved our knowledge and we anticipate this will continue in the future. We continue to make inquiries of our vendors and undertake additional risk assessments when potentially relevant changes in facts or circumstances are identified. If we become aware of a vendor that needs improvement in its due diligence process, we intend generally to continue the trade relationship while that vendor improves its compliance program. We expect our vendors to take similar measures with their suppliers to ensure alignment throughout the supply chain.

In addition to the measures described above, the Company has and will continue to undertake to review and enhance the reporting process as necessary to improve suppliers’ ability to accurately respond. We will continue to seek to improve our own internal supplier identification to improve proficiency in the inquiry and reporting process. The Company has taken steps to ensure Conflict Minerals compliance is a part of the standard terms required in all supply arrangements.

Annex I

Smelter/Refiner Name	Metal	Country

ASAHI METALFINE, Inc.	Gold	JAPAN

Abington Reldan Metals, LLC	Gold	UNITED STATES OF AMERICA

Advanced Chemical Company	Gold	UNITED STATES OF AMERICA

Agosi AG	Gold	GERMANY

Aida Chemical Industries Co., Ltd.	Gold	JAPAN

Almalyk Mining and Metallurgical Complex (AMMC)	Gold	UZBEKISTAN

AngloGold Ashanti Corrego do Sitio Mineracao	Gold	BRAZIL

Argor-Heraeus S.A.	Gold	SWITZERLAND

Asahi Refining Canada Ltd.	Gold	CANADA

Asahi Refining USA Inc.	Gold	UNITED STATES OF AMERICA

Asaka Riken Co., Ltd.	Gold	JAPAN

Aurubis AG	Gold	GERMANY

Bangko Sentral ng Pilipinas (Central Bank of the Philippines)	Gold	PHILIPPINES

Boliden Ronnskar	Gold	SWEDEN

C. Hafner GmbH + Co. KG	Gold	GERMANY

CCR Refinery - Glencore Canada Corporation	Gold	CANADA

Chimet S.p.A.	Gold	ITALY

Chugai Mining	Gold	JAPAN

Coimpa Industrial LTDA	Gold	BRAZIL

DSC (Do Sung Corporation)	Gold	KOREA, REPUBLIC OF

Dowa	Gold	JAPAN

Eco-System Recycling Co., Ltd. East Plant	Gold	JAPAN

Eco-System Recycling Co., Ltd. North Plant	Gold	JAPAN

Eco-System Recycling Co., Ltd. West Plant	Gold	JAPAN

GG Refinery Ltd.	Gold	TANZANIA, UNITED REPUBLIC OF

Gold by Gold Colombia	Gold	COLOMBIA

Heimerle + Meule GmbH	Gold	GERMANY

Heraeus Germany GmbH Co. KG	Gold	GERMANY

Heraeus Metals Hong Kong Ltd.	Gold	CHINA

Impala Platinum - Base Metal Refinery (BMR)	Gold	SOUTH AFRICA

Impala Platinum - Platinum Metals Refinery (PMR)	Gold	SOUTH AFRICA

Impala Platinum - Rustenburg Smelter	Gold	SOUTH AFRICA

Inner Mongolia Qiankun Gold and Silver Refinery Share Co., Ltd.	Gold	CHINA

Ishifuku Metal Industry Co., Ltd.	Gold	JAPAN

Istanbul Gold Refinery	Gold	TURKEY

Italpreziosi	Gold	ITALY

JX Advanced Metals Corporation	Gold	JAPAN

Japan Mint	Gold	JAPAN

Jiangxi Copper Co., Ltd.	Gold	CHINA

KGHM Polska Miedz Spolka Akcyjna	Gold	POLAND

Kazzinc	Gold	KAZAKHSTAN

Kennecott Utah Copper LLC	Gold	UNITED STATES OF AMERICA

Kojima Chemicals Co., Ltd.	Gold	JAPAN

Korea Zinc Co., Ltd.	Gold	KOREA, REPUBLIC OF

LS MnM Inc.	Gold	KOREA, REPUBLIC OF

LT Metal Ltd.	Gold	KOREA, REPUBLIC OF

MKS PAMP SA	Gold	SWITZERLAND

MMTC-PAMP India Pvt., Ltd.	Gold	INDIA

Materion	Gold	UNITED STATES OF AMERICA

Matsuda Sangyo Co., Ltd.	Gold	JAPAN

Metal Concentrators SA (Pty) Ltd.	Gold	SOUTH AFRICA

Metalor Technologies (Hong Kong) Ltd.	Gold	CHINA

Metalor Technologies (Singapore) Pte., Ltd.	Gold	SINGAPORE

Metalor Technologies (Suzhou) Ltd.	Gold	CHINA

Metalor Technologies S.A.	Gold	SWITZERLAND

Metalor USA Refining Corporation	Gold	UNITED STATES OF AMERICA

Metalurgica Met-Mex Penoles S.A. De C.V.	Gold	MEXICO

Mitsubishi Materials Corporation	Gold	JAPAN

Mitsui Mining and Smelting Co., Ltd.	Gold	JAPAN

NH Recytech Company	Gold	KOREA, REPUBLIC OF

Nadir Metal Rafineri San. Ve Tic. A.S.	Gold	TURKEY

Navoi Mining and Metallurgical Combinat	Gold	UZBEKISTAN

Nihon Material Co., Ltd.	Gold	JAPAN

Ohura Precious Metal Industry Co., Ltd.	Gold	JAPAN

PT Aneka Tambang (Persero) Tbk	Gold	INDONESIA

PX Precinox S.A.	Gold	SWITZERLAND

Planta Recuperadora de Metales SpA	Gold	CHILE

REMONDIS PMR B.V.	Gold	NETHERLANDS

Rand Refinery (Pty) Ltd.	Gold	SOUTH AFRICA

Royal Canadian Mint	Gold	CANADA

SAFINA A.S.	Gold	CZECHIA

SEMPSA Joyeria Plateria S.A.	Gold	SPAIN

Shandong Gold Smelting Co., Ltd.	Gold	CHINA

Shandong Zhaojin Gold & Silver Refinery Co., Ltd.	Gold	CHINA

Sichuan Tianze Precious Metals Co., Ltd.	Gold	CHINA

Solar Applied Materials Technology Corp.	Gold	TAIWAN, PROVINCE OF CHINA

Sumitomo Metal Mining Co., Ltd.	Gold	JAPAN

SungEel HiMetal Co., Ltd.	Gold	KOREA, REPUBLIC OF

T.C.A S.p.A	Gold	ITALY

TOO Tau-Ken-Altyn	Gold	KAZAKHSTAN

Tanaka Kikinzoku Kogyo K.K.	Gold	JAPAN

Tokuriki Honten Co., Ltd.	Gold	JAPAN

Umicore S.A. Business Unit Precious Metals Refining	Gold	BELGIUM

United Precious Metal Refining, Inc.	Gold	UNITED STATES OF AMERICA

Valcambi S.A.	Gold	SWITZERLAND

WEEEREFINING	Gold	FRANCE

WIELAND Edelmetalle GmbH	Gold	GERMANY

Western Australian Mint (T/a The Perth Mint)	Gold	AUSTRALIA

Yamakin Co., Ltd.	Gold	JAPAN

Yokohama Metal Co., Ltd.	Gold	JAPAN

Zhongyuan Gold Smelter of Zhongjin Gold Corporation	Gold	CHINA

Zijin Mining Group Gold Smelting Co. Ltd.	Gold	CHINA

Elite Industech Co., Ltd.	Gold	TAIWAN, PROVINCE OF CHINA

Impala Refineries – Base Metals Refinery (BMR)	Gold	SOUTH AFRICA

Impala Rustenburg	Gold	SOUTH AFRICA

AMG Brasil	Tantalum	BRAZIL

D Block Metals, LLC	Tantalum	UNITED STATES OF AMERICA

F&X Electro-Materials Ltd.	Tantalum	CHINA

FIR Metals & Resource Ltd.	Tantalum	CHINA

Global Advanced Metals Aizu	Tantalum	JAPAN

Global Advanced Metals Boyertown	Tantalum	UNITED STATES OF AMERICA

Guangdong Rising Rare Metals-EO Materials Ltd.	Tantalum	CHINA

Hengyang King Xing Lifeng New Materials Co., Ltd.	Tantalum	CHINA

Jiangxi Dinghai Tantalum & Niobium Co., Ltd.	Tantalum	CHINA

Jiangxi Tuohong New Raw Material	Tantalum	CHINA

JiuJiang JinXin Nonferrous Metals Co., Ltd.	Tantalum	CHINA

Jiujiang Tanbre Co., Ltd.	Tantalum	CHINA

Jiujiang Zhongao Tantalum & Niobium Co., Ltd.	Tantalum	CHINA

KEMET de Mexico	Tantalum	MEXICO

Materion Newton Inc.	Tantalum	UNITED STATES OF AMERICA

Metallurgical Products India Pvt., Ltd.	Tantalum	INDIA

Mineracao Taboca S.A.	Tantalum	BRAZIL

Mitsui Mining and Smelting Co., Ltd.	Tantalum	JAPAN

NPM Silmet AS	Tantalum	ESTONIA

Ningxia Orient Tantalum Industry Co., Ltd.	Tantalum	CHINA

PowerX Ltd.	Tantalum	RWANDA

QuantumClean	Tantalum	UNITED STATES OF AMERICA

RFH Yancheng Jinye New Material Technology Co., Ltd.	Tantalum	CHINA

Resind Industria e Comercio Ltda.	Tantalum	BRAZIL

TANIOBIS Co., Ltd.	Tantalum	THAILAND

TANIOBIS GmbH	Tantalum	GERMANY

TANIOBIS Japan Co., Ltd.	Tantalum	JAPAN

TANIOBIS Smelting GmbH & Co. KG	Tantalum	GERMANY

Taki Chemical Co., Ltd.	Tantalum	JAPAN

Telex Metals	Tantalum	UNITED STATES OF AMERICA

Ulba Metallurgical Plant JSC	Tantalum	KAZAKHSTAN

XIMEI RESOURCES (GUANGDONG) LIMITED	Tantalum	CHINA

XinXing HaoRong Electronic Material Co., Ltd.	Tantalum	CHINA

Yanling Jincheng Tantalum & Niobium Co., Ltd.	Tantalum	CHINA

Changsha South Tantalum Niobium Co., Ltd.	Tantalum	CHINA

Jiujiang Janny New Material Co., Ltd.	Tantalum	CHINA

V&D New Materials (Jiangsu) Co., Ltd.	Tantalum	CHINA

XIMEI RESOURCES(GUIZHOU) TECHNOLOGY CO., LTD.	Tantalum	CHINA

Alpha Assembly Solutions Inc	Tin	UNITED STATES OF AMERICA

Aurubis Beerse	Tin	BELGIUM

Aurubis Berango	Tin	SPAIN

CRM Fundicao De Metais E Comercio De Equipamentos Eletronicos Do Brasil Ltda	Tin	BRAZIL

CRM Synergies	Tin	SPAIN

CV Ayi Jaya	Tin	INDONESIA

CV Venus Inti Perkasa	Tin	INDONESIA

Chenzhou Yunxiang Mining and Metallurgy Co., Ltd.	Tin	CHINA

Chifeng Dajingzi Tin Industry Co., Ltd.	Tin	CHINA

China Tin Group Co., Ltd.	Tin	CHINA

DS Myanmar	Tin	MYANMAR

Dowa	Tin	JAPAN

EM Vinto	Tin	BOLIVIA (PLURINATIONAL STATE OF)

Estanho de Rondonia S.A.	Tin	BRAZIL

Fenix Metals	Tin	POLAND

Gejiu Non-Ferrous Metal Processing Co., Ltd.	Tin	CHINA

Global Advanced Metals Greenbushes Pty Ltd.	Tin	AUSTRALIA

Guangdong Hanhe Non-Ferrous Metal Co., Ltd.	Tin	CHINA

HuiChang Hill Tin Industry Co., Ltd.	Tin	CHINA

Jiangxi New Nanshan Technology Ltd.	Tin	CHINA

Luna Smelter, Ltd.	Tin	RWANDA

Magnu’s Minerais Metais e Ligas Ltda.	Tin	BRAZIL

Malaysia Smelting Corporation (MSC)	Tin	MALAYSIA

Malaysia Smelting Corporation Berhad (Port Klang)	Tin	MALAYSIA

Metallic Resources, Inc.	Tin	UNITED STATES OF AMERICA

Mineracao Taboca S.A.	Tin	BRAZIL

Mining Minerals Resources SARL	Tin	CONGO, DEMOCRATIC REPUBLIC OF THE

Minsur	Tin	PERU

Mitsubishi Materials Corporation	Tin	JAPAN

O.M. Manufacturing (Thailand) Co., Ltd.	Tin	THAILAND

O.M. Manufacturing Philippines, Inc.	Tin	PHILIPPINES

Operaciones Metalurgicas S.A.	Tin	BOLIVIA (PLURINATIONAL STATE OF)

PT ATD Makmur Mandiri Jaya	Tin	INDONESIA

PT Aries Kencana Sejahtera	Tin	INDONESIA

PT Artha Cipta Langgeng	Tin	INDONESIA

PT Babel Inti Perkasa	Tin	INDONESIA

PT Babel Surya Alam Lestari	Tin	INDONESIA

PT Bangka Prima Tin	Tin	INDONESIA

PT Bangka Serumpun	Tin	INDONESIA

PT Bangka Tin Industry	Tin	INDONESIA

PT Belitung Industri Sejahtera	Tin	INDONESIA

PT Bukit Timah	Tin	INDONESIA

PT Cipta Persada Mulia	Tin	INDONESIA

PT Menara Cipta Mulia	Tin	INDONESIA

PT Mitra Stania Prima	Tin	INDONESIA

PT Mitra Sukses Globalindo	Tin	INDONESIA

PT Premium Tin Indonesia	Tin	INDONESIA

PT Prima Timah Utama	Tin	INDONESIA

PT Putera Sarana Shakti (PT PSS)	Tin	INDONESIA

PT Rajawali Rimba Perkasa	Tin	INDONESIA

PT Rajehan Ariq	Tin	INDONESIA

PT Refined Bangka Tin	Tin	INDONESIA

PT Sariwiguna Binasentosa	Tin	INDONESIA

PT Sukses Inti Makmur (SIM)	Tin	INDONESIA

PT Timah Nusantara	Tin	INDONESIA

PT Timah Tbk Kundur	Tin	INDONESIA

PT Timah Tbk Mentok	Tin	INDONESIA

PT Tinindo Inter Nusa	Tin	INDONESIA

PT Tommy Utama	Tin	INDONESIA

Resind Industria e Comercio Ltda.	Tin	BRAZIL

Rui Da Hung	Tin	TAIWAN, PROVINCE OF CHINA

Super Ligas	Tin	BRAZIL

Takehara PVD Materials Plant / PVD Materials Division of MITSUI MINING & SMELTING CO., LTD.	Tin	JAPAN

Thaisarco	Tin	THAILAND

Tin Smelting Branch of Yunnan Tin Co., Ltd.	Tin	CHINA

Tin Technology & Refining	Tin	UNITED STATES OF AMERICA

White Solder Metalurgia e Mineracao Ltda.	Tin	BRAZIL

Woodcross Smelting Company Limited	Tin	UGANDA

Yunnan Chengfeng Non-ferrous Metals Co., Ltd.	Tin	CHINA

Yunnan Yunfan Non-ferrous Metals Co., Ltd.	Tin	CHINA

Feinhütte Halsbrücke GmbH	Tin	GERMANY

PT Stanindo Inti Perkasa	Tin	INDONESIA

Soft Metais Ltda.	Tin	BRAZIL

A.L.M.T. Corp.	Tungsten	JAPAN

Asia Tungsten Products Vietnam Ltd.	Tungsten	VIETNAM

China Molybdenum Tungsten Co., Ltd.	Tungsten	CHINA

Chongyi Zhangyuan Tungsten Co., Ltd.	Tungsten	CHINA

Cronimet Brasil Ltda	Tungsten	BRAZIL

Fujian Xinlu Tungsten Co., Ltd.	Tungsten	CHINA

Ganzhou Jiangwu Ferrotungsten Co., Ltd.	Tungsten	CHINA

Ganzhou Seadragon W & Mo Co., Ltd.	Tungsten	CHINA

Global Tungsten & Powders LLC	Tungsten	UNITED STATES OF AMERICA

Guangdong Xianglu Tungsten Co., Ltd.	Tungsten	CHINA

H.C. Starck Tungsten GmbH	Tungsten	GERMANY

Hubei Green Tungsten Co., Ltd.	Tungsten	CHINA

Hunan Chenzhou Mining Co., Ltd.	Tungsten	CHINA

Hunan Shizhuyuan Nonferrous Metals Co., Ltd. Chenzhou Tungsten Products Branch	Tungsten	CHINA

Japan New Metals Co., Ltd.	Tungsten	JAPAN

Jiangwu H.C. Starck Tungsten Products Co., Ltd.	Tungsten	CHINA

Jiangxi Gan Bei Tungsten Co., Ltd.	Tungsten	CHINA

Jiangxi Tonggu Non-ferrous Metallurgical & Chemical Co., Ltd.	Tungsten	CHINA

Jiangxi Xinsheng Tungsten Industry Co., Ltd.	Tungsten	CHINA

Jiangxi Yaosheng Tungsten Co., Ltd.	Tungsten	CHINA

KENEE MINING VIETNAM COMPANY LIMITED	Tungsten	VIETNAM

Kennametal Fallon	Tungsten	UNITED STATES OF AMERICA

Kennametal Huntsville	Tungsten	UNITED STATES OF AMERICA

Lianyou Metals Co., Ltd.	Tungsten	TAIWAN, PROVINCE OF CHINA

Lianyou Resources Co., Ltd.	Tungsten	TAIWAN, PROVINCE OF CHINA

Malipo Haiyu Tungsten Co., Ltd.	Tungsten	CHINA

Masan High-Tech Materials	Tungsten	VIETNAM

Niagara Refining LLC	Tungsten	UNITED STATES OF AMERICA

Philippine Bonway Manufacturing Industrial Corporation	Tungsten	PHILIPPINES

Philippine Chuangxin Industrial Co., Inc.	Tungsten	PHILIPPINES

Shinwon Tungsten (Fujian Shanghang) Co., Ltd.	Tungsten	CHINA

TANIOBIS Smelting GmbH & Co. KG	Tungsten	GERMANY

Tungsten Vietnam Joint Stock Company	Tungsten	VIETNAM

Wolfram Bergbau und Hutten AG	Tungsten	AUSTRIA

Xiamen Tungsten (H.C.) Co., Ltd.	Tungsten	CHINA

Xiamen Tungsten Co., Ltd.	Tungsten	CHINA

Avon Specialty Metals Ltd	Tungsten	UNITED KINGDOM OF GREAT BRITAIN AND NORTHERN IRELAND

Ganzhou Sunny Non-Ferrous Metals Co., Ltd.	Tungsten	CHINA

Plansee Composite Materials GmbH	Tungsten	GERMANY